FIRST AMENDMENT TO STANDARD LOAN AGREEMENT

THIS FIRST AMENDMENT TO STANDARD LOAN AGREEMENT (this “Amendment”), dated as of March __, 2007, is entered into by and between BANK OF AMERICA, N.A. (the “Bank”) and POINT.360, INC., a California corporation (the “Borrower”), with reference to the following facts:

RECITALS

A. The Bank and the Borrower are parties to a Standard Loan Agreement, dated as of March 29, 2006 (the “Loan Agreement”), pursuant to which the Bank has provided a revolving line of credit to the Borrower.

B. The Borrower desires to acquire the business or assets of Eden FX and Wilshire Stages (collectively, the “Acquisitions”) and to finance the Acquisitions in part with secured purchase-money financing from General Electric Capital Corporation (“GECC”).

C. Pursuant to the terms of the Loan Agreement, the Borrower may not complete the Acquisitions or incur secured purchase-money financing from GECC for the Acquisitions without the Bank’s prior written consent.

D. The Bank is willing to consent to the Borrower’s consummation of the Acquisitions and incurrence of secured purchase-money financing from GECC to facilitate the Acquisitions as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially-capitalized terms used in this Amendment without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2. Consent to Incurrence of Additional Indebtedness to GECC. Notwithstanding anything to the contrary set forth in Section 9.7(c) of the Loan Agreement, the Bank hereby agrees that the Borrower may obtain additional term loan financing from GECC in an aggregate principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000), provided that such additional term loan financing shall not cause the aggregate principal amount of the Borrower’s term loan obligations to GECC outstanding at any time to exceed Seven Million Dollars ($7,000,000). The Borrower shall use all of the proceeds of such additional term loan financing from GECC solely for the purpose of financing the purchase price payable in connection with the Acquisitions and associated transaction costs and expenses.

3. Consent to Additional Purchase-Money Liens. Notwithstanding anything to the contrary set forth in Section 9.8(d) of the Loan Agreement, the Bank hereby agrees that the Borrower may grant purchase-money security interests in favor of GECC in the assets acquired by the Borrower in connection with the Acquisitions, provided that after giving effect to such additional purchase-money security interests, the total outstanding principal amount of indebtedness secured by purchase-money security interests in the assets of the Borrower shall not exceed Two Million Dollars ($2,000,000).

4. Increase in Acquisition Basket. Section 9.14(b) of the Loan Agreement is hereby amended to read in full as follows:

“(b) Acquire or purchase a business or its assets for total purchase consideration of more than (i) Three Million Dollars ($3,000,000) in the Borrower’s fiscal year 2007 or (ii) Two Million Dollars ($2,000,000) in the Borrower’s fiscal year 2008, or acquire or purchase a business or its assets irrespective of the amount of total purchase consideration if the Borrower cannot demonstrate to the Bank’s reasonable satisfaction that the Borrower would be in pro forma compliance with the financial and other covenants set forth in this Agreement after giving effect to such acquisition or purchase.”

5. Conditions Precedent. The effectiveness of this Amendment shall be contingent upon the satisfaction of each of the following conditions:

(a) This Amendment. The Bank shall have received this Amendment duly executed by an authorized officer of the Borrower; and

(b) The Guarantor’s Acknowledgment. The Acknowledgment of Guarantor attached to the end of this Amendment shall have been executed by a duly authorized officer of International Video Conversions, Inc.

6. Reaffirmation and Ratification. The Borrower hereby reaffirms, ratifies and confirms its obligations to the Bank under the Loan Agreement, acknowledges that all of the terms and conditions in the Loan Agreement, as amended hereby, remain in full force and effect, and further acknowledges that the security interest granted to the Bank in the Collateral described in the Security Agreement dated as of March 29, 2006 by and between the Borrower and the Bank is valid and perfected.

7. Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

9. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their respective duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A.

By:
Daniel M. Timmons Vice President

POINT.360, a California corporation

By:
Alan R. Steel Executive Vice President, Finance and Administration and Chief Financial Officer

ACKNOWLEDGMENT OF GUARANTOR

The undersigned (the "Guarantor") hereby acknowledges and agrees to the amendment of the Loan Agreement contained in the attached Amendment, acknowledges and reaffirms its obligations owing to the Bank under its Continuing and Unconditional Guaranty dated as of March 29, 2006, and agrees that such guaranty is and shall remain in full force and effect, notwithstanding the Amendment. Although the Guarantor has been informed of the matter set forth herein and has acknowledged and agreed to the same, the Guarantor understands that the Bank has no obligation to inform the Guarantor of such matter in the future or to seek the Guarantor’s acknowledgement or agreement to future amendments to the Loan Agreement, and nothing herein shall create such a duty.

Dated: As of March __, 2007

INTERNATIONAL VIDEO CONVERSIONS, INC.,
a California corporation

By:

Alan R. Steel
Chief Financial Officer